UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   January 14, 2009

USA REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

California	0-16508	68-0420085

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

641 Fulton Avenue, Suite 200
Sacramento, California	95825

(Address of principal executive offices)	(Zip Code)

(916) 761-4992
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

USA Real Estate Investment Trust (the “Registrant”) owns 121 acres of real property in Wiggins, Mississippi that it acquired through foreclosure on January 6, 2009.  On January 14, 2009 the Registrant entered into a Purchase Agreement with a third party, Wiggins 49 LLC, a Mississippi limited liability company (the “Purchaser”) to sell the 121 acres in Wiggins, Mississippi to Purchaser for $8,500,000.

The following is a summary of the terms and conditions of the Purchase Agreement.

Purchase Price:  The purchase price is $8,500,000 in cash.

Closing:  The expected closing date of the transaction is March 2, 2009.  The Purchaser has the right to extend the closing date to April 1, 2009 by delivering a deposit of $100,000 to the Registrant.  The closing is also subject to customary closing conditions and deliveries.

Costs and Expenses:  The Registrant will pay the base premium with respect to the title policy and the customary closing costs of the escrow agent.  The Purchaser will pay any special premiums or fees with respect to the title policy.

Representations and Warranties:  The Registrant made limited representations and warranties to the Purchaser.

Assignment:  The Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Registrant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 20, 2009	USA REAL ESTATE INVESTMENT TRUST
	By:	/s/ Gregory E. Crissman
Gregory E. Crissman, as Chairman, Chief Executive Officer and Chief Financial Officer
(Duly Authorized Officer)